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Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Incorporation/Organization
Six Flags Operations Inc.	Delaware
Six Flags Theme Parks Inc.	Delaware
Aurora Campground, Inc.	Ohio
Premier Waterworld Sacramento Inc.	California
Ohio Campgrounds Inc.	Ohio
Park Management Corp.	California
Premier Parks of Colorado Inc.	Colorado
Funtime Parks, Inc.	Delaware
Funtime Inc.	Ohio
Parc Six Flags Montreal Inc.	Canada
Parc Six Flags Montreal, S.E.C.	Canada
Ohio Hotel LLC	Delaware
Great Escape Holding Inc.	New York
Great Escape Theme Park L.P.	New York
Great Escape Rides L.P.	New York
Frontier City Properties, Inc.	Oklahoma
SFJ Management Inc.	Delaware
Stuart Amusement Company	Massachusetts
Riverside Park Enterprises, Inc.	Massachusetts
KKI, LLC	Delaware
South Street Holdings LLC	Delaware
Premier International Holdings Inc.	Delaware
Premier Parks Holdings Inc.	Delaware
Reino Aventura, S.A. de C.V.	Mexico
Ventas y Servicios al Consumidor S.A. de C.V.	Mexico
Servicios de Restaurantes Especializados S.A. de C.V.	Mexico
SFTP Inc.	Delaware
Fiesta Texas, Inc.	Delaware
Flags Beverages, Inc.	Texas
Fiesta Texas Hospitality LLC	Texas
SF Splashtown GP Inc.	Texas
Six Flags Events Holding Corp.	Delaware
Six Flags Events L.P.	Delaware
Six Flags Events Inc.	Texas
Six Flags Services, Inc.	Delaware
Six Flags Services of Illinois, Inc.	Delaware
SF HWP Management LLC	New York
AstroWorld LP	Delaware
AstroWorld GP LLC	Delaware
AstroWorld LP LLC	Delaware
Hurricane Harbor LP	Delaware
Hurricane Harbor GP LLC	Delaware
Hurricane Harbor LP LLC	Delaware
GP Holdings Inc.	Delaware

PP Data Services Inc.	Texas
Six Flags Over Georgia, Inc.	Delaware
SFOG II, Inc.	Delaware
Six Flags Over Georgia II, L.P.	Delaware
SFOG Acquisition Company LLC	Delaware
SFOG II Employee, Inc.	Delaware
SFOT II Holdings, LLC	Delaware
SFT Holdings, Inc.	Delaware
Six Flags Over Texas, Inc.	Delaware
Texas Flags, Ltd.	Delaware
SFG Holdings, Inc.	Delaware
SFOT Employee, Inc.	Delaware
SFOG Acquisition A Holdings, Inc.	Delaware
SFOG Acquisition B Holdings, Inc.	Delaware
SFOG Acquisition A, Inc.	Delaware
SFOG Acquisition B, L.L.C.	Delaware
SFOT Acquisition I Holdings, Inc.	Delaware
SFOT Acquisition II Holdings, Inc.	Delaware
SFOT Acquisition I, Inc.	Delaware
SFOT Acquisition II, Inc.	Delaware
Great America LLC	Illinois
Magic Mountain LLC	California
Six Flags America LP	Maryland
Six Flags Great Escape L.P.	New York
Six Flags St. Louis LLC	Missouri
Six Flags Great Adventure LLC	New Jersey
Spring Beverage Holding Corp.	Delaware
9103-2359 Quebec Inc.	Canada
Elitch Gardens Holdings G.P.	Delaware
Wyandot Lake, Inc.	Ohio

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  Exhibit 21
SUBSIDIARIES OF THE REGISTRANT